Prospectus Supplement	Filed Pursuant to Rule 424(b)(2)
(To Prospectus Dated September 13, 2011)	Registration No. 333-176819
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Share(1)	Price(1)	Registration Fee(1)
Common Stock, par value $0.01 per share	15,000	$19.32	$289,800	$33.65

(1)	Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(c) and Rule 457(r) of the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of The GEO Group, Inc.’s Common Stock, par value $0.01 per share, on September 21, 2011, as reported by the New York Stock Exchange, which was $19.32.
15,000 Shares of Common Stock
     This prospectus supplement relates to the offer and sale of 15,000 outstanding shares of common stock of The GEO Group, Inc., par value $0.01 per share, held by Cornell Companies, Inc., our wholly-owned subsidiary which we refer to as Cornell. The shares are being sold through Wells Fargo Advisors, LLC, which we refer to as Wells Fargo, acting in its capacity as a broker-dealer under a non-discretionary, existing written trading plan that complies with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which Cornell has contracted with Wells Fargo to sell outstanding shares of our common stock at prevailing market prices on a periodic basis pursuant to parameters established at the time of the creation of the plan and without further direction from Cornell. Wells Fargo will receive a commission of $0.03 per share, plus a nominal transaction fee, for any shares sold by it under the trading plan.
     This prospectus supplement relates to the offer and sale of 15,000 shares at approximately $20.06 per share or an aggregate of $300,851, with Wells Fargo receiving a commission of approximately $0.03 per share or an aggregate of $461 with net proceeds to Cornell of approximately $20.03 per share or an aggregate of $300,390. We expect the shares to be delivered on September 23, 2011.
     Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “GEO.” On September 21, 2011, the last reported sale price of our common stock on the NYSE was $18.80 per share.
     Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus supplement.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is September 22, 2011

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
     We are not making an offer of these securities in any jurisdiction where the offer is not permitted.
     You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT
     This document is in two parts. The first part is this prospectus supplement, which adds, updates and changes information contained in the accompanying prospectus and the information incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of common stock. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.
     When used in this prospectus supplement, the terms “GEO,” “we,” “our” and “us” refer to The GEO Group, Inc. and its consolidated subsidiaries, unless otherwise specified.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy such material at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also find our SEC filings at the SEC’s website at www.sec.gov. In addition, reports, proxy statements and other information concerning us can be inspected at the NYSE, 20 Broad Street, New York, New York 10005, where our common stock is listed.
     We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus supplement and the accompanying prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus supplement concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     We incorporate into this prospectus supplement by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus supplement:
•	our annual report on Form 10-K for the fiscal year ended January 2, 2011 filed with the SEC on March 2, 2011 (including the portions of our Proxy Statement on Schedule 14A for our 2011 Annual Meeting of Shareholders filed with the SEC on March 25, 2011 that are incorporated by reference therein);

•	our quarterly report on Form 10-Q for the fiscal quarter ended April 3, 2011 filed with the SEC on May 10, 2011;

•	our quarterly report on Form 10-Q for the fiscal quarter ended July 3, 2011 filed with the SEC on August 9, 2011;

•	our current reports on Form 8-K filed with the SEC on February 1, 2011, February 7, 2011, February 16, 2011, May 6, 2011, June 28, 2011, July 15, 2011 and September 20, 2011;

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•	our registration statements on Form 8-A and Form 8-A/A filed with the SEC on October 30, 2003, October 30, 2003 and June 27, 1994; and

•	all subsequent documents filed by us after the date of this prospectus supplement and prior to the termination of this offering under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, or as otherwise permitted by the SEC’s rules and regulations.
     Any statement contained in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement, the accompanying prospectus and registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement, the accompanying prospectus and registration statement. While any securities described herein remain outstanding, we will make available at no cost, upon written or oral request, to any beneficial owner and any prospective purchaser of securities described herein, any of the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and registration statement by writing to us at the following address or telephoning us at (866) 301-4436.
Attention: Investor Relations
The GEO Group, Inc.
One Park Place, Suite 700
621 Northwest 53rd Street
Boca Raton, Florida 33487-8242
     In addition, we make available free of charge, through the Investor Relations page on our website at http://www.geogroup.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Other than the information expressly incorporated by reference into this prospectus supplement and the accompanying prospectus, information on, or accessible through, our website is not a part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus is a part.
     Exhibits to an incorporated document will not be provided unless the exhibit is specifically incorporated by reference into this prospectus supplement or the accompanying prospectus.

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THE OFFERING

Common stock offered by Cornell:	15,000 shares (1)

Voting rights:	Each share of our common stock is entitled to one vote per share

NYSE symbol:	GEO

Use of Proceeds:	See the “Use of Proceeds” section of this prospectus supplement

Risk Factors	See the “Risk Factors” section of this prospectus supplement

(1)	The amount of shares of our common stock being offered by Cornell are already outstanding and do not increase the number of our shares of common stock outstanding.

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RISK FACTORS
     Investing in our common stock involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in GEO described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, filed with the SEC and incorporated by reference in this prospectus supplement. The risks and uncertainties described in these risk factors are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus.
USE OF PROCEEDS
     We estimate that the net proceeds to Cornell from this offering will be approximately $300,390. The net proceeds from the sale of the securities under this prospectus will be used by Cornell for general corporate purposes. General corporate purposes may include payment of Cornell’s obligations under its facility leases or fulfillment of working capital requirements.
     Pending the application of the net proceeds, Cornell may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

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PLAN OF DISTRIBUTION
     This prospectus supplement relates to the offer and sale of 15,000 outstanding shares of our common stock held by Cornell through Wells Fargo, in its capacity as a broker-dealer under a non-discretionary, existing written trading plan that complies with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which Cornell has contracted with Wells Fargo to sell outstanding shares of our common stock at prevailing market prices on a periodic basis pursuant to parameters established at the time of the creation of the plan and without further direction from Cornell.
     Under the trading plan, a maximum of 234,322 outstanding shares of our common stock held by Cornell may be sold pursuant to the terms of the trading plan. Trades under the trading plan commenced on September 15, 2011 and may continue through December 30, 2011. The trading plan imposes certain daily volume limitations on sales, specifically that no more than 15,000 shares may be sold daily at a market price of between $20.00 and $21.99 per share, no more than 45,000 shares may be sold daily at a market price of between $22.00 and $22.99 per share, and no more than 50,000 shares may be sold daily at a market price between $23.00 and $23.99 per share. Wells Fargo will receive a commission of $0.03 per share, plus a nominal transaction fee, for any shares sold by it under the trading plan.
     The trading plan may be terminated upon any of the following events: (i) December 30, 2011; (ii) upon the completed sale of the maximum number of shares of our common stock subject to the trading plan; (iii) if either Cornell or Wells Fargo terminates the trading plan by providing written notice to the other party; (iv) if Wells Fargo receives notice of a dissolution or liquidation of Cornell; (v) if Cornell fails to pay for any commissions owed under the trading plan or fails to comply in any material respect with applicable law and/or its obligations under the trading plan; (vi) if Cornell demonstrates to Wells Fargo that any of the following contingencies have occurred: (a) a public announcement has been made of a tender offer involving our securities, (b) a definitive agreement has been announced relating to a merger, reorganization, consolidation or similar transaction in which the securities covered by this agreement would be subject to a lock-up provision, (c) a sale has been made of substantially all of our assets on a consolidated basis or if a transaction occurs pursuant to which the owners of our outstanding voting power prior to the transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction, (d) our dissolution or liquidation takes place, or (e) the trading plan or any of the transactions thereunder violate existing, new or revised federal or state laws or regulations, or may cause a breach of a contract or agreement to which we are a party or to which we are bound.
     This prospectus supplement relates to the offer and sale of 15,000 shares at approximately $20.06 per share or an aggregate of $300,851, with Wells Fargo receiving a commission of approximately $0.03 per share or an aggregate of $461 with net proceeds to Cornell of approximately $20.03 per share or an aggregate of $300,390. We expect the shares to be delivered on September 23, 2011.
General Information
     Wells Fargo may be deemed to be an underwriter as defined in the Securities Act, and any discounts and commissions received by it may be deemed to be underwriting discounts and commissions, under the Securities Act.

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     Under the securities laws of some states, the securities offered by this prospectus supplement and the accompanying prospectus may be sold in those states only through registered or licensed brokers or dealers.
     Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus supplement and the accompanying prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
     Wells Fargo and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions. An affiliate of Wells Fargo acts as documentation agent under our senior credit facility. An affiliate of Wells Fargo was a joint book-running manager and initial purchaser of the 7 3/4 senior notes due 2017 issued in October 2009 and the 6 5/8% senior notes due 2021 issued in February 2011. An affiliate of Wells Fargo is the trustee under the indentures governing both series of our outstanding senior notes. An affiliate of Wells Fargo also served as a dealer manager in the tender offer for the 8.25% senior notes due 2013 which closed in October 2009. Lastly, an affiliate of Wells Fargo acted as financial advisor to us in connection with our acquisition of BII Holding Corporation.
     We have agreed to indemnity and hold harmless Wells Fargo and its directors, officers and employees from certain liabilities, losses or expenses arising out of any transaction or transactions executed pursuant to the trading plan or from any deviation Cornell might make from the trading plan.

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Prospectus

Common Stock
          We and selling securityholders, including affiliates, may offer and sell shares of common stock of The GEO Group, Inc., par value $0.01 per share, in one or more offerings at prices and on terms to be determined at the time of offering.
          This prospectus provides you with a general description of the common stock we and selling securityholders may offer. When we offer common stock pursuant to this prospectus, we will deliver to you this prospectus as well as a prospectus supplement setting forth the specific terms of the common stock being offered. The supplement may also add, update or change information contained in the prospectus. We urge you to read carefully this prospectus and the accompanying prospectus supplement before you make your investment decision.
          Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “GEO.” On September 9, 2011, the last reported sale price of our common stock on the NYSE was $20.05 per share.
          We and selling securityholders may sell the shares of common stock to or through underwriters and also may sell the shares of common stock directly to other purchasers, including affiliates, or through agents or dealers.
          Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus.
          This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
          These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 13, 2011

          You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
          We are not making an offer of these securities in any jurisdiction where the offer is not permitted.
          You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.
          Until September 13, 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement filed by us with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time the common stock described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering and the manner in which the securities will be offered. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading, “Where You Can Find More Information.”
          When used in this prospectus, the terms “GEO,” “we,” “our” and “us” refer to The GEO Group, Inc. and its consolidated subsidiaries, unless otherwise specified.
WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy such material at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also find our SEC filings at the SEC’s website at www.sec.gov. In addition, reports, proxy statements and other information concerning us can be inspected at the NYSE, 20 Broad Street, New York, New York 10005, where our common stock is listed.
          We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:
•	our annual report on Form 10-K for the fiscal year ended January 2, 2011 filed with the SEC on March 2, 2011 (including the portions of our Proxy Statement on Schedule 14A for our 2011 Annual Meeting of Shareholders filed with the SEC on March 25, 2011 that are incorporated by reference therein);

•	our quarterly report on Form 10-Q for the fiscal quarter ended April 3, 2011 filed with the SEC on May 10, 2011;

•	our quarterly report on Form 10-Q for the fiscal quarter ended July 3, 2011 filed with the SEC on August 9, 2011;

•	our current reports on Form 8-K filed with the SEC on February 1, 2011, February 7, 2011, February 16, 2011, May 6, 2011, June 28, 2011 and July 15, 2011;

•	our registration statements on Form 8-A and Form 8-A/A filed with the SEC on October 30, 2003, October 30, 2003 and June 27, 1994; and

•	all subsequent documents filed by us after the date of this prospectus and prior to the termination of this offering under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, or as otherwise permitted by the SEC’s rules and regulations.
          Any statement contained in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and registration statement. While any securities described herein remain outstanding, we will make available at no cost, upon written or oral request, to any beneficial owner and any prospective purchaser of securities described herein, any of the documents incorporated by reference in this prospectus and registration statement by writing to us at the following address or telephoning us at (866) 301-4436.
Attention: Investor Relations
The GEO Group, Inc.
One Park Place, Suite 700
621 Northwest 53rd Street
Boca Raton, Florida 33487-8242
          In addition, we make available free of charge, through the Investor Relations page on our website at http://www.geogroup.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Other than the information expressly incorporated by reference into this prospectus, information on, or accessible through, our website is not a part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part.
          Exhibits to an incorporated document will not be provided unless the exhibit is specifically incorporated by reference into this prospectus.

OUR COMPANY
          We are a leading provider of government-outsourced services specializing in the management of correctional, detention, mental health, residential treatment and re-entry facilities, and the provision of community based services and youth services in the United States, Australia, South Africa, the United Kingdom and Canada. We operate a broad range of correctional and detention facilities including maximum, medium and minimum security prisons, immigration detention centers, minimum security detention centers, mental health, residential treatment and community based re-entry facilities. We offer counseling, education and/or treatment to inmates with alcohol and drug abuse problems at most of the domestic facilities we manage. Through our acquisition of BII Holding Corporation, which we refer to as BI Holding, we are also a provider of innovative compliance technologies, industry-leading monitoring services, and evidence-based supervision and treatment programs for community-based parolees, probationers and pretrial defendants. Additionally, BI Holding has an exclusive contract with U.S. Immigration and Customs Enforcement to provide supervision and reporting services designed to improve the participation of non-detained aliens in the immigration court system. We develop new facilities based on contract awards, using our project development expertise and experience to design, construct and finance what we believe are state-of-the-art facilities that maximize security and efficiency. We also provide secure transportation services for offender and detainee populations as contracted.
          Our business was founded in 1984 as a division of The Wackenhut Corporation, or TWC, a multinational provider of global security services. We were incorporated in 1988 as a wholly-owned subsidiary of TWC. In July 1994, we became a publicly-traded company. In 2002, TWC was acquired by Group 4 Falck A/S, which became our new parent company. In July 2003, we purchased all of our common stock owned by Group 4 Falck A/S and became an independent company. In November 2003, we changed our corporate name to “The GEO Group, Inc.” We currently trade on the New York Stock Exchange under the ticker symbol “GEO.”
          We are incorporated in Florida. Our principal executive offices are located at 621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487. Our telephone number is (561) 893-0101. Our website is www.geogroup.com. Information on, or accessible through, our website is not a part of this prospectus.

RISK FACTORS
          Investing in our common stock involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in GEO described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, filed with the SEC and incorporated by reference in this prospectus. The risks and uncertainties described in these risk factors are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.
USE OF PROCEEDS
          We, or our affiliates, intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. General corporate purposes may include any of the following:
•	debt service requirements and repaying debt;

•	repurchases of shares of our common stock;

•	funding capital expenditures;

•	paying for possible acquisitions or business expansion;

•	investing in or lending money to our subsidiaries; or

•	providing working capital.
          We will set forth in a prospectus supplement our intended use for the net proceeds received from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
          All statements other than statements of historical facts included in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are “forward-looking” statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or “continue” or the negative of such words or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements and we can give no assurance that such forward-looking statements will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, or “cautionary statements,” include, but are not limited to:
•	our ability to timely build and/or open facilities as planned, profitably manage such facilities and successfully integrate such facilities into our operations without substantial additional costs;

•	the instability of foreign exchange rates, exposing us to currency risks in Australia, the United Kingdom, and South Africa, or other countries in which we may choose to conduct our business;

•	our ability to activate the inactive beds at our idle facilities;

•	an increase in unreimbursed labor rates;

•	our ability to expand, diversify and grow our correctional, mental health, residential treatment, re-entry, supervision and monitoring and secure transportation services businesses;

•	our ability to win management contracts for which we have submitted proposals, retain existing management contracts and meet any performance standards required by such management contracts;

•	our ability to raise new project development capital given the often short-term nature of the customers’ commitment to use newly developed facilities;

•	our ability to estimate the government’s level of dependency on privatized correctional services;

•	our ability to accurately project the size and growth of the U.S. and international privatized corrections industry;

•	our ability to develop long-term earnings visibility;

•	our ability to identify suitable acquisitions and to successfully complete and integrate such acquisitions on satisfactory terms;

•	our ability to successfully integrate Cornell and BI Holding, into our business within our expected time-frame and estimates regarding integration costs;

•	our ability to accurately estimate the growth to our aggregate annual revenues and the amount of annual synergies we can achieve as a result of our acquisitions of Cornell and BI Holding;

•	our ability to successfully address any difficulties encountered in maintaining relationships with customers, employees or suppliers as a result of our acquisitions of Cornell and BI Holding;

•	our ability to obtain future financing on satisfactory terms or at all, including our ability to secure the funding we need to complete ongoing capital projects;

•	our exposure to rising general insurance costs;

•	our exposure to state and federal income tax law changes internationally and domestically and our exposure as a result of federal and international examinations of our tax returns or tax positions;

•	our exposure to claims for which we are uninsured;

•	our exposure to rising employee and inmate medical costs;

•	our ability to maintain occupancy rates at our facilities;

•	our ability to manage costs and expenses relating to ongoing litigation arising from our operations;

•	our ability to accurately estimate on an annual basis, loss reserves related to general liability, workers’ compensation and automobile liability claims;

•	the ability of our government customers to secure budgetary appropriations to fund their payment obligations to us; and

•	other factors contained in our filings with the Securities and Exchange Commission, or the SEC, including, but not limited to, those detailed in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC.
          We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements included in this prospectus.

DESCRIPTION OF CAPITAL STOCK
          The following description of our capital stock is summarized from our articles of incorporation, as amended, which have been publicly filed with the SEC. See “Where You Can Find More Information.”
          Our authorized capital stock consists of:
•	90,000,000 shares of common stock, par value $0.01 per share; and

•	30,000,000 shares of preferred stock, par value $0.01 per share, of which 100,000 shares are designated as Series A Junior Participating Preferred Stock.
          The only equity securities currently outstanding are shares of common stock. As of September 9, 2011, we had 62,612,179 shares of common stock issued and outstanding.
Common Stock
          Each holder of our common stock is entitled to one vote per share on all matters to be voted upon by our shareholders. Upon any liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share equally in all assets available for distribution after payment of all liabilities, subject to the liquidation preference of shares of preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights. All outstanding shares of common stock are fully paid and non-assessable. Our common stock is traded on the on the New York Stock Exchange under the symbol “GEO.”
Preferred Stock
          Pursuant to our articles of incorporation, our board of directors may, by resolution and without further action or vote by our shareholders, provide for the issuance of up to 30,000,000 shares of preferred stock from time to time in one or more series having such voting powers, and such designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof, as the board of directors may determine.
          The issuance of preferred stock may have the effect of delaying or preventing a change in our control without further action by our shareholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock.
Rights Agreement and Series A Junior Participating Preferred Stock
          Each share of our common stock carries with it one preferred share purchase right. If the rights become exercisable, each right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Junior Participating Preferred Stock at a fixed price, subject to adjustment. Until a right is exercised, the holder of the right has no right to vote or receive dividends or any other rights as a shareholder as a result of holding the right. The rights trade automatically with shares of our common stock, and may only be exercised in connection with certain attempts to take over our company. The rights are designed to protect the interests of our company and our shareholders against coercive takeover tactics and encourage potential acquirors to negotiate with our board of directors before attempting a takeover. The description and terms of the rights are set forth in a rights agreement, dated as of October 9, 2003, as the same may be amended from time to time, between us and EquiServe Trust Company, N.A. (succeeded by Computershare Trust Company, NA), as rights agent, a copy of which is filed as Exhibit 4.3 to a Current Report in Form 8-K filed on October 30, 2003.
Dividends
          Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled ratably to receive dividends, if any, declared by our board of directors out of funds legally available for the payment of dividends. We have not paid cash dividends to date and do not expect to pay any cash dividends in the foreseeable future.
Anti-Takeover Protections
          Certain Provisions of Florida Law
          We are subject to several anti-takeover provisions under Florida law that apply to a public corporation organized under Florida law, unless the corporation has elected to opt out of those provisions in its articles of incorporation or bylaws. We have not elected to opt out of those provisions. Our common stock is subject to the “affiliated transactions” and “control-share acquisitions” provisions of the Florida Business Corporation Act. These provisions require, subject to certain exceptions, that an “affiliated transaction” be approved by the holders of two-thirds of the voting shares other than those beneficially owned by an “interested shareholder” and that voting rights be conferred on “control shares” acquired in specified control share acquisitions only to the extent conferred by resolution approved by the shareholders, excluding holders of shares defined as “interested shares.” Subject to several exceptions, these provisions have the effect of deterring certain transactions between us and our shareholders and certain acquisitions of specified percentages of our common stock, that in each case have not been approved by disinterested shareholders.
          Preferred Stock
          Our board of directors is authorized, without further shareholder action, to divide any or all shares of the authorized preferred stock into series and fix and determine the designations, preferences and relative rights and qualifications, limitations or restrictions thereon of any series so established, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. The issuance of preferred stock with voting rights or conversion rights may adversely affect the voting power of the common stock, including the loss of voting control to others. The issuance of preferred stock may also have the effect of delaying, deferring or preventing a change in our control without shareholder approval.
          Rights Agreement
          The rights issued under the rights agreement described above have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire control of our company without conditioning the offer on the redemption of the rights. The rights should not interfere with any merger or other business combination approved by our board of directors prior to the time that the rights may not be redeemed. The rights are designed to provide additional protection against abusive takeover tactics such as offers for all shares at less than full value or at an inappropriate time (in terms of maximizing long-term shareholder value), partial tender offers and selective open-market purchases. The rights are intended to assure that our board of directors has the ability to protect shareholders and GEO if efforts are made to gain control of GEO in a manner that is not in the best interests of GEO and its shareholders. The rights may, but are not intended to, deter takeover proposals that may be in the interests of our shareholders.
Transfer Agent
          The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

PLAN OF DISTRIBUTION
          We and selling securityholders, including affiliates, may sell the securities described in this prospectus from time to time in one or more transactions:
•	to purchasers, including affiliates, directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.
          We and selling securityholders, including affiliates, may distribute the securities from time to time in one or more transactions at:
•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.
          Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “GEO.”
Direct Sales
          We and selling securityholders may sell the securities directly to institutional investors or others. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.
To Underwriters
          The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us or selling securityholders from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.
          Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.
          Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities or any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.
Through Agents and Dealers
          We will name any agent involved in a sale of securities, as well as any commissions payable by us or selling securityholders to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

          If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
Delayed Delivery Contracts
          If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.
          The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.
General Information
          Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.
          Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.
          Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
          Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
          Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS
          Information about selling securityholders, where applicable, will be set forth in a prospectus supplement or a post-effective amendment.
LEGAL MATTERS
          Akerman Senterfitt, Miami, Florida, will pass on our behalf upon certain legal matters relating to the issuance and sale of the securities.
EXPERTS
          The consolidated financial statements and schedule as of January 2, 2011 and January 3, 2010, and for each of the three years in the period ended January 2, 2011, which have been incorporated by reference into this prospectus and in this registration statement from GEO’s Annual Report on Form 10-K filed with the SEC on March 2, 2011, have been incorporated by reference herein in reliance upon the report of Grant Thornton LLP, independent registered public accountants, and upon the authority of said firm as experts in accounting and auditing in giving said reports.

15,000 Shares
of
Common Stock

PROSPECTUS SUPPLEMENT

September 22, 2011